EXHIBIT 99.1

SPS Commerce Reports First Quarter 2017 Financial Results

Company delivers 15% growth in recurring revenue over 2016

MINNEAPOLIS, April 27, 2017 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq:SPSC), a leader in retail cloud services, today announced financial results for the first quarter ended March 31, 2017.

Revenue was $51.9 million in the first quarter of 2017, compared to $45.6 million in the first quarter of 2016, reflecting 14% growth in revenue from the first quarter of 2016. Recurring revenue grew 15% from the first quarter of 2016.

Net income in the first quarter of 2017 was $3.0 million or $0.17 per diluted share, compared to net income of $1.0 million or $0.06 per diluted share, in the first quarter of 2016. Non-GAAP income per diluted share was $0.25 compared to non-GAAP income per diluted share of $0.16 in the first quarter of 2016. Non-GAAP income per diluted share now reflects an adjustment for the tax effects of the add-back of share-based compensation and the amortization of intangibles to non-GAAP income. Detail on retrospective tax effects on non-GAAP income for historical periods that were originally presented without this adjustment can be found on the financial data sheet posted at investors.spscommerce.com.

Adjusted EBITDA for the first quarter of 2017 increased 43% to $8.5 million compared to the first quarter of 2016.

“We had a strong start to 2017. Our solid first quarter performance was driven by the continued growth of the SPS Commerce network and demand for our comprehensive cloud based platform,” said Archie Black, President and CEO of SPS Commerce. “The complexity of retail coupled with constantly evolving consumer demands make it imperative that retailers and suppliers achieve real-time collaboration to stay ahead of the competitive curve. Our technology platform and deep retail expertise enable us to take advantage of this evolution and grow our market leadership.”

“In the first quarter, we continued to expand the network, add customers and grow wallet share,” said Kim Nelson, CFO of SPS Commerce.  “Looking to the rest of the year, we will continue to leverage our leadership position in the retail ecosystem to go after the large opportunity in front of us.”

Guidance

For the second quarter of 2017, revenue is expected to be in the range of $53.4 million to $53.9 million.  Second quarter net income per diluted share is expected to be in the range of $0.06 to $0.07 with fully diluted weighted average shares outstanding of approximately 17.7 million shares.  Non-GAAP income per diluted share is expected to be in the range of $0.18 to $0.20.  Adjusted EBITDA is expected to be in the range of $7.3 million to $7.8 million.  Non-cash, share-based compensation expense is expected to be approximately $2.5 million, depreciation expense is expected to be approximately $2.0 million and amortization expense is expected to be approximately $1.2 million.

For the full year of 2017, revenue is expected to be in the range of $220 million to $222 million, representing approximately 14% to 15% growth over 2016. Full year net income per diluted share is expected to be in the range of $0.36 to $0.39 with fully diluted weighted average shares outstanding of approximately 17.7 million shares.   Non-GAAP income per diluted share is expected to be in the range of $0.83 to $0.85. Adjusted EBITDA is expected to be in the range of $31.8 to $32.5 million. Non-cash, share-based compensation expense is expected to be approximately $10.1 million, depreciation expense is expected to be approximately $8.3 million and amortization expense is expected to be approximately $4.9 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID#    99462980 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available at investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 65 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income, income tax expense and other adjustments as necessary for a fair presentation. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

Additionally, pursuant to recent Compliance and Disclosure Interpretations published by the U.S. Securities and Exchange Commission in May 2016 related to the use of non-GAAP financial measures, SPS Commerce now includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above.  To quantify these tax effects, the company recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments.  The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments. Details of the impact on prior year periods are included in the financial data sheet posted to investors.spscommerce.com.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2017, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2016, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	March 31,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$128,707	$115,877
Short-term marketable securities	25,550	23,076
Accounts receivable, less allowance for doubtful accounts of $597 and $515, respectively	22,683	20,746
Deferred costs	20,908	19,224
Other current assets	6,992	7,010
Total current assets	204,840	185,933

PROPERTY AND EQUIPMENT, net	15,066	15,314
GOODWILL	50,289	49,777
INTANGIBLE ASSETS, net	19,389	19,788
MARKETABLE SECURITIES, non-current	2,503	7,494
OTHER ASSETS
Deferred costs, non-current	6,051	6,086
Deferred income tax asset, non-current	28,408	12,446
Other non-current assets	1,372	1,527
Total assets	$327,918	$298,365

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,580	$2,302
Accrued compensation	12,272	13,740
Accrued expenses	4,459	3,508
Deferred revenue	15,803	11,055
Deferred rent	1,504	1,556
Total current liabilities	37,618	32,161

OTHER LIABILITIES
Deferred revenue, non-current	11,087	10,847
Deferred rent, non-current	3,912	4,179
Deferred income tax liability, non-current	1,895	1,911
Total liabilities	54,512	49,098

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,200,526 and 17,081,145 shares issued and outstanding, respectively	17	17
Additional paid-in capital	289,652	286,315
Accumulated deficit	(14,490)	(33,739)
Accumulated other comprehensive loss	(1,773)	(3,326)
Total stockholders’ equity	273,406	249,267
Total liabilities and stockholders’ equity	$327,918	$298,365

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$51,932	$45,599
Cost of revenues	17,330	14,881
Gross profit	34,602	30,718
Operating expenses
Sales and marketing	17,079	15,889
Research and development	5,105	5,069
General and administrative	7,827	7,285
Amortization of intangible assets	1,215	1,161
Total operating expenses	31,226	29,404
Income from operations	3,376	1,314
Other income (expense)
Interest income, net	191	145
Other income (expense), net	(60)	293
Total other income (expense), net	131	438
Income before income taxes	3,507	1,752
Income tax expense	(536)	(708)
Net income	$2,971	$1,044

Net income per share
Basic	$0.17	$0.06
Diluted	$0.17	$0.06
Weighted average common shares used to compute net income per share
Basic	17,154	16,783
Diluted	17,393	17,029

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2017	2016

Cash flows from operating activities
Net income	$2,971	$1,044
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	310	(302)
Share based earn-out liability	-	(365)
Depreciation and amortization of property and equipment	1,691	1,626
Amortization of intangible assets	1,215	1,161
Provision for doubtful accounts	332	304
Stock-based compensation	2,300	1,927
Other, net	(25)	-
Changes in assets and liabilities, net of effect of acquisition
Accounts receivable	(2,201)	(2,189)
Deferred costs	(1,649)	(765)
Other current and non-current assets	180	99
Accounts payable	1,169	1,694
Accrued compensation	(1,508)	(319)
Accrued expenses	945	(90)
Deferred revenue	4,988	3,019
Deferred rent	(319)	67
Net cash provided by operating activities	10,399	6,911
Cash flows from investing activities
Purchases of property and equipment	(1,299)	(2,116)
Purchases of marketable securities	(4,995)	(2,495)
Maturities of marketable securities	7,500	2,500
Acquisitions of businesses and intangible assets, net of cash acquired	(500)	(17,942)
Net cash provided by (used in) investing activities	706	(20,053)
Cash flows from financing activities
Net proceeds from exercise of options to purchase common stock	1,037	1,069
Excess tax benefit from exercise of options to purchase common stock	-	1,021
Net cash provided by financing activities	1,037	2,090
Effect of foreign currency exchange rate changes	688	403
Net increase (decrease) in cash and cash equivalents	12,830	(10,649)
Cash and cash equivalents at beginning of period	115,877	121,538
Cash and cash equivalents at end of period	$128,707	$110,889

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Net income	$2,971	$1,044
Depreciation and amortization of property
and equipment	1,691	1,626
Amortization of intangible assets	1,215	1,161
Interest income, net	(191)	(145)
Income tax expense	536	708
Other	-	(365)

EBITDA	6,222	4,029
Stock-based compensation expense	2,300	1,927

Adjusted EBITDA	$8,522	$5,956

Net income	$2,971	$1,044
Stock-based compensation expense	2,300	1,927
Amortization of intangible assets	1,215	1,161
Other	-	(365)
Income tax effects of adjustments	(2,133)	(1,066)

Non-GAAP income	$4,353	$2,701

Shares used to compute non-GAAP income
per share
Basic	17,154	16,783
Diluted	17,393	17,029

Non-GAAP income per share
Basic	$0.25	$0.16
Diluted	$0.25	$0.16

Contact:

Investor Relations
The Blueshirt Group
Lisa Laukkanen
Nicole Gunderson
SPSC@blueshirtgroup.com
415-217-7722

Ali Finer
SPS Commerce
866-245-8100
abfiner@spscommerce.com